As filed with the Securities and Exchange Commission on May 2, 2002
              Registration Nos. 333-79001, 333-88329 and 333-64252
      -------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENTS NO. 1 TO
                                    Form S-8
            REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933

                                 MPS GROUP, INC.
               (Exact name of registrant as specified in charter)

            Florida                                   59-3116655
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

                  One Independent Drive, Jacksonville, FL 32202
           (Address of principal executive office, including zip code)
         --------------------------------------------------------------

           MPS GROUP, INC. AMENDED AND RESTATED 1995 STOCK OPTION PLAN

                      MPS GROUP, INC. EXECUTIVE OPTION PLAN
          (and the related STOCK OPTION AGREEMENT WITH DEREK E. DEWAN)

                 RESTRICTED STOCK AGREEMENT WITH DEREK E. DEWAN
                              (Full title of plans)

                          -----------------------------

                                   Copies to:

Pamela K. Phillips, Esq.     Robert P. Crouch     Joseph L. Seiler, III, Esq.
 LeBoeuf, Lamb, Greene       Treasurer & CFO        LeBoeuf, Lamb, Greene
    & MacRae, L.L.P.           MPS Group, Inc.         & MacRae, L.L.P.
  50 N. Laura Street        One Independent Drive    125 West 55th Street
Jacksonville, FL 32202      Jacksonville, FL 32202    New York, NY 10019
    904- 354-8000                904-360-2000            212-424-8000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              EXPLANATORY STATEMENT

This constitutes (i) post-effective amendment no. 1 to the registrant's registration statement on form S-8 (File No. 33-79001), (ii) post-effective amendment no. 1 to the registrant's registration statement on form S-8 (File No. 333-88329), and (iii) post-effective amendment no. 1 to the registrant's registration statement on form S-8 (File No. 333-64252) filed by registrant (formerly known as Modis Professional Services, Inc. and also formerly known as AccuStaff Incorporated). The reoffer prospectus contained herein is intended to be a combined prospectus under Securities Act Rule 429.

REOFFER PROSPECTUS

                                 MPS GROUP, INC.

Common stock, par value US $0.01 per share

2,472,600 shares of common stock issued or issuable to Derek E. Dewan under the MPS Group, Inc. Amended and Restated 1995 Stock Option Plan

950,000 shares of common stock issued or issuable to Derek E. Dewan under the MPS Group, Inc. Executive Option Plan, as described in Stock Option Agreement dated as of January 1, 1999 between Derek E. Dewan and MPS

960,000 shares of common stock issued or issuable to Derek E. Dewan under the Restricted Stock Agreement effective as of March 29, 2001, between Derek E. Dewan and MPS

This prospectus relates to the offer and sale of our common stock, par value US $0.01 per share, which may be offered hereby from time to time by the selling shareholder named herein for his own benefit.

All or a portion of the common stock offered hereby may be offered for sale, from time to time, through the New York Stock Exchange or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the selling shareholder. We will not receive any of the proceeds from sales by selling shareholder.

The selling shareholder and brokers through whom sales of the common stock are made may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 (as amended, the "Securities Act"). In addition, any profits realized by the selling shareholder or such brokers on the sale of the common shares may be deemed to be underwriting commissions under the Securities Act. Our common stock is traded on the New York Stock Exchange under the symbol "MPS". The last reported sale price of the common shares on the New York Stock Exchange on May 1, 2002 was $9.00 per share.

                     -------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                     -------------------------------------

The date of this Prospectus is May 2, 2002

                                TABLE OF CONTENTS


                                                                        Page

THE COMPANY............................................................. 3

USE OF PROCEEDS......................................................... 3

SELLING SECURITY HOLDERS................................................ 3

PLAN OF DISTRIBUTION.................................................... 4

DESCRIPTION OF REGISTRANT'S SECURITIES.................................. 4

LEGAL MATTERS............................................................5

EXPERTS.......................................... .......................5

AVAILABLE INFORMATION....................................................5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................6

                                   THE COMPANY

MPS Group, Inc. ("MPS" or the "Company") (NYSE: MPS) was incorporated under the laws of the State of Florida as AccuStaff Incorporated, and subsequently changed its name to Modis Professional Services, Inc. Effective January 1, 2002, the Company completed its name change from Modis Professional Services to MPS Group, Inc. Our executive offices are located at One Independent Drive, Jacksonville, Florida 32202, telephone number (904) 360-2000.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered by this prospectus. All proceeds will be received by the selling shareholder.

                            SELLING SECURITY HOLDERS

Under our (1) Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option Plan"), there are available a total of 20,000,000 shares of common stock for issuance to our employees (including our officers, our employees who are also directors, and our and our subsidiaries' executive personnel), and (2) Executive Option Plan (the "Executive Option Plan"), there are available a total of 950,000 shares of common stock for issuance to Derek E. Dewan. Pursuant to the Restricted Stock Agreement made effective as of March 29, 2001 (the "Dewan Restricted Stock Agreement") between Derek E. Dewan and MPS, there are 960,000 shares of common stock for issuance (subject to vesting) to Derek E. Dewan. In this prospectus, we refer to the 1995 Stock Option Plan, the Executive Option Plan and the Dewan Restricted Stock Agreement, collectively as the "Plans". The common stock to which this prospectus relates are being registered for reoffers and resales by selling shareholder who may acquire, or have acquired, such shares pursuant to the Plans. The selling shareholder named below may resell all, a portion, or none of the shares that he has acquired or may acquire pursuant to the Plans. As a result, no estimate can be given as to the amount of securities that will be held by the selling shareholders after completion of sale of the common stock offered hereby.

Participants under the Plans who are deemed to be our affiliates who acquire common stock under the Plans may be added to the selling shareholders listed below from time to time, either by means of a post-effective amendment to the registration statements of which this prospectus forms a part or by use of a prospectus supplement filed under Rule 424 under the Securities Act. Non-affiliates who have not been named as selling shareholders in the prospectus and who hold less than the lesser of 1,000 shares or one percent (1%) of the common stock issuable under the 1995 Stock Option Plan may use this prospectus for reoffers and resales of common shares up to that amount without being named in this prospectus as a selling shareholder.

The following table sets forth certain information concerning the selling shareholders as of April 26, 2002. Except as disclosed below, none of such selling shareholders has, or within the past three years has had, any position, office or other material relationship with us:

                                                                        Maximum Number of Shares
                                                    Shares Owned         Owned and/or Subject to
                           Position(s) with          Prior to          Outstanding Options Which
 Name of Shareholder         the Company             Offering(1)         May Be Offered Hereby(1)
 -------------------      ------------------        -------------      --------------------------
Derek E. Dewan (2)       Chairman and Director;        4,392,700                4,382,600
                              former CEO


                     -------------------------------------

(1) Amounts in the third column do not reflect ownership of options that are not currently exercisable within 60 days of the date hereof. Amounts in the fourth column represent the number of shares of common stock issued or issuable to each selling shareholder under the Plans. Such amounts do not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of such shares offered shall be determined from time to time by each selling shareholder at his discretion. Amounts in the fourth column reflect ownership of all options regardless of whether they are currently exercisable within 60 days of the date hereof.

(2) The amount in the third column reflects (a) 10,100 shares owned by Mr. Dewan, (b) 960,000 restricted shares owned by Mr. Dewan, subject to vesting on the fifth anniversary of their grant (unless there is a change in control of the Company, Mr. Dewan dies or is disabled, Mr. Dewan is removed from the Board, or certain other events occur, in which case these shares will vest immediately), pursuant to the Dewan Restricted Stock Agreement (c) 2,472,600 shares issuable upon the exercise of currently exercisable options owned Mr. Dewan and issued to him under the 1995 Stock Option Plan, and (d) 950,000 shares issuable upon the exercise of currently exercisable options owned by Mr. Dewan and issued to him under the Executive Option Plan.

                              PLAN OF DISTRIBUTION

The selling shareholder may sell shares of common stock through dealers, through agents or directly to one or more purchasers. The distribution of the shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions):

     o on any national stock exchanges on which the common shares may be traded from time to time in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges,

     o in the over-the-counter market, or

     o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions.


Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholder may effect such transactions by selling shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or commissions from purchasers of the shares for whom they may act as agent. The selling shareholder and any broker-dealers or agents that participate in the distribution of shares by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

                     DESCRIPTION OF REGISTRANT'S SECURITIES

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following summary of the terms and provisions of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and by-laws, copies of which are included as exhibits to this post-effective amendment (which is part of this prospectus), and applicable law.

COMMON STOCK

As of April 5, 2002, there were outstanding 98,728,605 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the trading symbol "MPS". Each share of common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors and there is no classification of the board of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. The holders of common stock do not have any liquidation rights or preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are fully-paid and nonassessable. Subject to any preferential rights of any outstanding series of preferred stock that our board of directors may create, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor.

PREFERRED STOCK

Our board of directors has the authority, without further action of our stockholders, to establish any series of preferred stock and, by filing appropriate Articles of Amendment, to establish the designation of each series and the variation in rights, preferences and limitations for each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designations of the series, without any further vote or action by stockholders. Currently, we do not have any shares of preferred stock outstanding, and we have no current plans to issue any shares of preferred stock.

                                  LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae, L.L.P., Jacksonville, Florida.


                                     EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference to the annual report on Form 10-K of MPS Group, Inc. for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). We have also filed with the SEC registration statements on Form S-8 to register the common stock offered by this prospectus. This prospectus, which forms a part of the registration statements, does not contain all of the information included in the registration statements. For further information about us and the securities offered in this prospectus, you should refer to the registration statements and their exhibits.

You may read and copy any document we file with the SEC at the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may obtain copies of these documents at the SEC's offices in New York, New York and Chicago, Illinois, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. This site contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or to buy only the shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only to the date of this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the documents that are incorporated by reference is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. See Part II, Item 3 (entitled "Incorporation of Documents by Reference") of this post-effective amendment to registration statement for a list of the documents filed with the SEC that we are incorporating by reference in this prospectus. We are also incorporating into this prospectus all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement that is so modified or superseded shall not constitute a part of this prospectus except as so modified or superseded.

We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to the Company's executive offices (listed at the beginning of this prospectus), to the attention of Tyra H. Tutor, Vice President - Corporate Development (telephone number: 904-360-2000).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this post-effective amendment to registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The information included in the documents that are incorporated by reference is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We are incorporating by reference in this prospectus the following documents that have been filed with the SEC:

* our annual report on Form 10-K for the year ended December 31, 2001, and

* our proxy statement on Schedule 14A for our annual meeting of shareholders to be held on May 20, 2002.

For a description of the class of securities being offered for resale under this post-effective amendment to a registration statement, see the section above in this prospectus entitled "Description of Registrant's Securities."

We are also incorporating into this prospectus all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement that is so modified or superseded shall not constitute a part of this prospectus except as so modified or superseded.

Item 4. Description of Securities

The class of securities offered is registered under Section 12 of the Exchange Act. See the section of this prospectus entitled "Description of Registrant's Securities."

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

Article 10 of our Bylaws require us, to the fullest extent permitted or required by the Florida Business Corporation Act (the "FBCA"), to (i) indemnify our directors against any and all liabilities and (ii) advance any and all reasonable expenses, incurred in any proceeding to which any director is a party or in which he/she is deposed or called to testify as a witness because he or she is or was a director of the Company.

Our Bylaws also provide that we may purchase insurance on behalf of one or more of our directors, irrespective of whether we would be obligated to indemnify or advance expenses to any such director. The Company has purchased insurance to protect itself and its directors, officers, employees or other agents from any liability asserted against us or them for acts taken or omissions occurring in their capacities as such.

Our Articles of Incorporation limit or eliminate the liability of our directors or officers to us or to our shareholders for any monetary damages to the full extent permitted under the FBCA. The Articles of Incorporation also require us to indemnify each of our directors and officers who are or were a party to any proceeding by reason of the fact that he or she is or was such a director or officer (or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or non-profit enterprise) against all liabilities and expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law.

Section 607.0850(1) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred I connection with the defense or settlement of such proceeding, including any appeal thereof, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification may be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

Section 607.0850(3) of the FBCA provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsections (1) and
(2) of Section 607.0850 (described above) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Section 607.0850(4) provides that any indemnification under subsections (1) and
(2) of Section 607.0850 (described above), unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (1) and (2) of Section 607.0850. Such determination shall be made:

     (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

     (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

     (c) by independent legal counsel that is:

          (1) selected by the board of directors as prescribed in paragraph (a) or a committee selected as prescribed in paragraph (b); or

          (2) if no quorum of directors can be obtained under paragraph (a) and no committee can be designated under paragraph (b), then selected by a majority vote of the full board of directors (in which directors who are parties may participate); or

     (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or, if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding. Section 607.0850(6) of the FBCA states that expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

Section 607.0850(7) of the FBCA states that indemnification and advancement of expenses as provided in Section 607.0850 are not exclusive, and empowers the corporation to make any other or further indemnification or advancement of expenses of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions (or omissions to act) of the director, officer, employee or agent were material to the cause of action so adjudicated and either (a) violated criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) constituted a transaction from which he or she derived an improper personal benefit, (c) in case of a director, constituted a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

Section 607.0850(9) of the FBCA permits any director, officer, employee or agent who is or was a party to a proceeding to apply for indemnification or advancement of expenses to any court of competent jurisdiction.

Section 607.0850(12) of the FBCA permits a corporation to purchase and maintain insurance for a director, officer, employee or agent against any liability incurred in his or her official capacity or arising out of his or her status as such regardless of the corporation's power to indemnify him or her against such liability under this section.

Under Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and the director's breach of (or failure to perform) those duties either (i) violated criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reason to believe his or her conduct was unlawful;
(ii) constituted a transaction from which the director derived improper personal benefit; (iii) violated of Section 607.0834 of the FBCA, which concerns unlawful payment of distributions and dividends; or (iv) in a proceeding by or in the right of the corporation or a proceeding by or in the right of someone other than the corporation or a stockholder, constituted conscious disregard for the best interest of the corporation, or willful misconduct, or recklessness or an act or omission committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.                                 Description

3.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit A to our proxy statement on Schedule 14A for our special meeting of shareholders held on August 14, 1998, and to Exhibit A to our proxy statement on
Schedule 14A for our special meeting of shareholders held on October 24, 2001).

3.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Form 10-K for the year ended December 31, 1998).

5.1 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

10.1 The MPS Group, Inc. Amended and Restated 1995 Stock Option Plan (incorporated by reference to Exhibit 10.2 to our Form 10-Q for the quarterly period ended June 30, 2001).

10.2 The MPS Group, Inc. Executive Option Plan, as described in the Stock Option Agreement dated as of January 1, 1999 between Derek E. Dewan and MPS (incorporated by reference to Exhibit 10.1 to our Form S-8 filed on October 1, 1999).

10.3 The Restriction Stock Agreement with Derek E. Dewan (incorporated by reference to Exhibit 10.20 to our Form 10-Q for the quarterly period ended March 31, 2001).

23.1 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit
5.1).

23.2 Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included as part of the signature page hereto).

Item 9. Undertakings.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act (unless the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement);

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (unless the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement);

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on April 30, 2002.

                                 MPS GROUP, INC.
                                  (Registrant)


                        By:  /s/ Derek E. Dewan
                        -------------------------------------
                        Name:   Derek E. Dewan
                        Title:  Chairman of the Board

                                POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Timothy D. Payne, Robert P. Crouch and Derek E. Dewan and each of them (with full power in each to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated on April 30, 2002.



Signature                                   Title

/s/ Timothy D. Payne
------------------------   President, Chief Executive Officer and
Timothy D. Payne             Director  (principal executive officer)

/s/ Robert P. Crouch
------------------------   Senior Vice President and Chief Financial Officer
Robert P. Crouch            (principal financial and accounting officer)

/s/ Derek E. Dewan
------------------------   Chairman
Derek E. Dewan

/s/ Michael D. Abney
------------------------   Director
Michael D. Abney

  *
------------------------   Director
T. Wayne Davis

  *
------------------------   Director
Peter J. Tanous


/s/ Michael L. Huyghue
------------------------   Director
Michael L. Huyghue


------------------------   Director
William M. Isaac


-------------------------   Director
John R.  Kennedy


------------------------   Director
George J. Mitchell


------------------------   Director
Darla Moore





                                  *  By:     /s/Robert P. Crouch
                                             ---------------------
                                             Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.                                 Description
-----------                                 -----------

5.1  Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

23.1 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit
     5.1).

23.2 Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included as part of the signature page hereto).